As filed with the Securities and Exchange Commission on September 16, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            PRIDE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           LOUISIANA                                             76-0069030
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

       5847 SAN FELIPE, SUITE 3300                                 77057
              HOUSTON, TEXAS                                     (Zip Code)
(Address of Principal Executive Offices)

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             PRIDE INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               ------------------

                                ROBERT W. RANDALL
                       VICE PRESIDENT AND GENERAL COUNSEL
                            PRIDE INTERNATIONAL, INC.
                           5847 SAN FELIPE, SUITE 3300
                              HOUSTON, TEXAS 77057
                     (Name and address of agent for service)

                                 (713) 789-1400
          (Telephone number, including area code, of agent for service)

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

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF SECURITIES                    AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE OFFERING            AMOUNT OF
       TO BE REGISTERED                     REGISTERED(2)         SHARE(3)               PRICE(3)              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (1)..........       350,000            $17.47                $6,114,500                 $1,700
==================================================================================================================================

(1) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.

(2) Plus such additional number of shares as may be issuable by reason of the anti-dilution provisions of the Plan.

(3) Estimated pursuant to Rules 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on September 14, 1999.

      This Registration Statement is being filed by Pride International, Inc. (the "Company") pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-06825) filed by the Company with the Securities and Exchange Commission on June 26, 1996 are incorporated herein by reference. Filed as exhibits hereto are the following:


     4.1    --   Restated Articles of Incorporation of the Company
                 (incorporated by reference to Exhibit 3.1 to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996, File Nos. 0-16961 and 1-13289).

     4.2    --   Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit 3.2 to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996, File Nos. 0-16961 and 1-13289).

     4.3    --   Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit 3.3 to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996, File Nos. 0-16961 and 1-13289).

     4.4   --    Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit 4.4 to the Company's
                 Registration Statement on Form S-8 dated September 8, 1997,
                 Registration No. 333-35089).

     4.5   --    Amendment to Restated Articles of Incorporation of the
                 Company (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

     4.6   --    Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, File No.
                 1-13289).

     4.7   --    Form of Common Stock Certificate (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
                 December 31, 1998, File No. 1-13289).

     4.8   --    Rights Agreement dated as of September 9, 1998 between the
                 Company and American Stock Transfer & Trust Company, as Rights
                 Agent (incorporated by reference to Exhibit 1 to the Company's
                 Current Report on Form 8-K dated September 10, 1998, File No.
                 1-13289).

     4.9   --    Pride Petroleum Services, Inc. Employee Stock Purchase Plan
                 (incorporated by reference to Exhibit 4.4 to the Company's
                 Registration Statement on Form S-8 filed June 26, 1996,
                 Registration No. 333-06825).

     4.10  --    First Amendment to Pride International, Inc. Employee Stock
                 Purchase Plan (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K for the year ended
                 December 31, 1997, File No. 1-13289).

     5     --    Opinion of Sher Garner Cahill Richter Klein McAlister &
                 Hilbert, L.L.P. as to the legality of securities.

     15    --    Awareness Letter of PricewaterhouseCoopers LLP.

     23.1  --    Consent of PricewaterhouseCoopers LLP.

     23.2  --    Consent of Sher Garner Cahill Richter Klein McAlister &
                 Hilbert, L.L.P. (contained in Exhibit 5).

     24    --    Powers of Attorney (included on the signature page of the
                 Registration Statement).

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 16, 1999.

                                   PRIDE INTERNATIONAL, INC.

                                   By: /s/ PAUL A. BRAGG
                                           Paul A. Bragg
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

            Each person whose signature appears below appoints Paul A. Bragg, Earl W. McNiel and Robert W. Randall, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON SEPTEMBER 16, 1999.

            SIGNATURE                                 TITLE

/s/ PAUL A. BRAGG                          Director, Chief Executive Officer and
    Paul A. Bragg                          President
   (Principal Executive Officer)

/s/ EARL W. MCNIEL                         Vice President, Chief Financial
    Earl W. McNiel                         Officer and Treasurer
   (Principal Financial Officer)

/s/ TERRY VANDAL                           Controller
    Terry Vandal
   (Principal Accounting Officer)

/s/ JAMES B. CLEMENT                       Chairman of the Board
    James B. Clement

/s/ RALPH D. MCBRIDE                       Vice Chairman of the Board
    Ralph D. McBride

/s/ CHRISTIAN J. BOON FALLEUR              Director
    Christian J. Boon Falleur

/s/ REMI DORVAL                            Director
    Remi Dorval

/s/ JORGE E. ESTRADA M.                    Director
    Jorge E. Estrada M.

/s/ JAMES T. SNEED                         Director
    James T. Sneed

/s/ WILLIAM E. MACAULAY                    Director
    William E. Macaulay

                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION

     4.1   --    Restated Articles of Incorporation of the Company
                 (incorporated by reference to Exhibit 3.1 to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996, File Nos. 0-16961 and 1-13289).

     4.2   --    Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit 3.2 to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996, File Nos. 0-16961 and 1-13289).

     4.3   --    Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit 3.3 to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996, File Nos. 0-16961 and 1-13289).

     4.4   --    Amendment to Restated Articles of Incorporation
                 (incorporated by reference to Exhibit 4.4 to the Company's
                 Registration Statement on Form S-8 dated September 8, 1997,
                 Registration No. 333-35089).

     4.5   --    Amendment to Restated Articles of Incorporation of the
                 Company (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

     4.6   --    Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, File No.
                 1-13289).

     4.7   --    Form of Common Stock Certificate (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
                 December 31, 1998, File No. 1-13289).

     4.8   --    Rights Agreement dated as of September 9, 1998 between the
                 Company and American Stock Transfer & Trust Company, as Rights
                 Agent (incorporated by reference to Exhibit 1 to the Company's
                 Current Report on Form 8-K dated September 10, 1998, File No.
                 1-13289).

     4.9   --    Pride Petroleum Services, Inc. Employee Stock Purchase Plan
                 (incorporated by reference to Exhibit 4.4 to the Company's
                 Registration Statement on Form S-8 filed June 26, 1996,
                 Registration No. 333-06825).

     4.10  --    First Amendment to Pride International, Inc. Employee Stock
                 Purchase Plan (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K for the year ended
                 December 31, 1997, File No. 1-13289).

     5     --    Opinion of Sher Garner Cahill Richter Klein McAlister &
                 Hilbert, L.L.P. as to the legality of securities.

     15    --    Awareness Letter of PricewaterhouseCoopers LLP.

     23.1  --    Consent of PricewaterhouseCoopers LLP.

     23.2  --    Consent of Sher Garner Cahill Richter Klein McAlister &
                 Hilbert, L.L.P. (contained in Exhibit 5).

     24    --    Powers of Attorney (included on the signature page of the
                 Registration Statement).